Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K


                             DELOITTE & TOUCHE, LLP



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 34 to Registration Statement No. 33-50773 on Form N-1A of our report dated January 23, 2004 relating to the financial statements of Federated Total Return Bond Fund, Inc. for the year ended November 30, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.




Boston, Massachusetts
January 28, 2004